SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                    ________________________

                            FORM 8-K

                         Current Report

        Pursuant to Section 13 or 15(d) of the Securities
                      Exchange Act of 1934

                       September 17, 2004
        Date of Report (Date of earliest event reported)


                           FLYI, INC.
     (Exact name of registrant as specified in its charter)

     Delaware             0-21976            13-3621051
  (State or other    (Commission file     (I.R.S. Employer
  jurisdiction of         number)        Identification No.)
 incorporation or
   organization)

             45200 Business Court, Dulles, VA  20166
            (Address of principal executive offices)

                         (703) 650-6000
      (Registrant's telephone number, including area code)

                         Not Applicable
  (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 17, 2004, FLYi, Inc. (formerly known as Atlantic Coast Airlines Holdings, Inc.) , the Company's wholly-owned subsidiary Atlantic Coast Airlines and Delta Air Lines, Inc. entered into the Delta Connection Agreement Amendment Number Six. The registrant hereby incorporates by reference in this Item 1.01 the response to Item 1.02 below.



ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On September 17, 2004, FLYi, Inc. (formerly known as Atlantic Coast Airlines Holdings, Inc.) (the "Company"), the Company's wholly-owned subsidiary Atlantic Coast Airlines ("ACA") and Delta Air Lines, Inc. ("Delta") entered into the Delta Connection Agreement Amendment Number Six (the "Amendment and Termination Agreement"). The Amendment and Termination Agreement amends and provides for the termination of the parties' fee-per-departure agreement whereby ACA operates as a Delta Connection carrier (the "Delta Connection Agreement"). The Company previously announced in a Form 8-K filed on April 7, 2004 that it had received formal notification from Delta that Delta would end its relationship with ACA by invoking its right under the Delta Connection Agreement to terminate without cause upon 180 days notice.

The Amendment and Termination Agreement provides for a transition and exit plan for all of ACA's Delta aircraft, which shall be completed on or before November 1, 2004. The Amendment and Termination Agreement provides that the last date of service for the ACA aircraft in the Delta Connection schedule is as follows:

     Date                       328s Last Day of Operation

     August 1, 2004                              3

     September 1, 2004                           4

     October 1, 2004                             3

     November 1, 2004                           20

As previously disclosed, under the terms of the Delta Connection Agreement, upon Delta's termination without cause, ACA and the Company have the right to require Delta to assume the leases on up to 30 of the 33 328JET aircraft used in ACA's Delta Connection operation. ACA and the Company have exercised their right to require Delta to assume all 30 of these leases. The Amendment and Termination Agreement provides that the parties shall use their good faith efforts to consummate the assignment and assumption of these 30 leases at the termination of the Delta Connection Agreement. However, the Amendment and Termination Agreement provides that any delay will not relieve Delta of its obligations with respect to these lease assumptions. The Amendment and Termination Agreement also provides that the Delta Connection Agreement will terminate on the date that Delta notifies ACA that the conditions precedent to its obligations under these assignment agreements have been satisfied or waived.

Because Delta is expected to not be able to meet certain financial condition standards at the time Delta becomes obligated to assume the leases, unless such conditions are waived by lenders, the Company expects to remain obligated under the lease agreements should Delta default at any time prior to the lease expirations. If Delta files for bankruptcy, it could seek to reject its obligation to assume the leases under the Delta Connection Agreement or, depending on the timing of any such filing, to reject its obligation under any aircraft leases assumed by it.

In connection with the Amendment and Termination Agreement, the parties established rates to be paid for ACA's participation in the Delta Connection program between January 1, 2004 and November 1, 2004. The Amendment and Termination Agreement also provides for the termination as of November 1, 2004 of ancillary agreements to the Delta Connection Agreement, including ground handling services, deicing, emergency services, information technology and other airport-related services and leases associated with the Delta Connection Agreement.


                            SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              FLYI, INC.

                              By:        /s/ Richard J. Surratt
                                          Richard J. Surratt
                                          Executive VP - Finance,
                                          Treasurer and Chief
                                          Financial Officer
                              Date:   September 23, 2004